Report of Independent
      Accountants

To the Board of Trustees and Holders
of Beneficial Interests
of  PIC Growth Portfolio

In planning and performing our audit
of the financial statements of PIC
Growth Portfolio for the year ended
October 31, 2003, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of PIC Growth
Portfolio is responsible for
establishing and maintaining internal
control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2003.

This report is intended solely for the
information and use of the Board of
Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.


PricewaterhouseCoopers LLP

New York, New York
December 18, 2003